Exhibit 10.26

AMENDMENT NO. 2

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-GROSS

This Amendment No. 2 to Standard Industrial/Commercial Multi-Tenant Lease – Gross (this “Amendment No. 2”) is entered into as of March 29, 2018, by and between Temescal, LP, a California limited partnership and Contra Costa Industrial Park, 11, a California limited partnership (collectively, “Lessor”) and Rigetti & Co., Inc., a Delaware corporation (“Lessee”) and amends that certain Standard Industrial/ Commercial Multi-Tenant Lease – Gross, dated as of April 15, 2015, as amended by that certain Amendment No. 1 thereto, dated as of May 11, 2017 (collectively, the “Lease”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

RECITAL

Lessor and Lessee desires to extend the term of the Lease to October 31, 2022, set the Base Rent applicable as of August 1, 2018, and provide for certain additional space (for a backup generator) and make other changes relative to Lessee’s need to procure additional electric service, all as set forth in detail herein.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lease is hereby amended as follows:

1.Premises. As of the date hereof, the defined term Premises shall include that certain approximately 500 sq. ft. located as shown on page two of the attached Exhibit 1 (the “Backup Generator Location,” designated by the annotation “Loc. (N) 12’W x 20’L Raised Concrete Pad, Fenced Enclosure & 700 ekW 480 Diesel Generator Set”), which shall be used by Lessee solely for the placement of the Backup Generator (defined below).
2.Term/Extension. The Expiration Date shall be October 31, 2022. Lessee shall have and retain the Option described in Paragraph 53 of the Lease (as modified by the redefinition of the term “Expiration Date” above), as applied to the terms and conditions of the Lease and this Amendment No. 2.
3.Base Rent. As of August 1, 2018, the Base Rent payable monthly shall be $42,968.75. On August 1,2019, and on the first and each successive anniversary thereof during the Term (each an “Adjustment Date”), the Base Rent due hereunder shall be adjusted to an amount equal to the Base Rent payable for the month immediately preceding such Adjustment Date multiplied by One Hundred and Three percent (103%).
4.Security Deposit. Lessor holds the sum of $29,687.50 as and for the Security Deposit as of the date of this Amendment No. 2. On or before August I, 2018, Lessee shall pay an additional sum of $13,281.25 to increase said Security Deposit to a total sum of $42,968.75.

5.Backup Generator. The Backup Generator shall be placed in the Backup Generator Location, with the installation thereof to be at Lessee's sole expense and performed by ICR Electrical Contractors in accordance with the specifications set forth in Exhibit 1 (the third page of which is a summary of the features of a representative generator to be installed). Said generator shall be installed in a manner and presentation that is reasonably consistent with the design aesthetic of the adjacent generator (being that belonging to the tenant commonly referred to as "DSM") and shall be installed and maintained in accordance with all applicable law, including permit requirements. At the expiration or earlier termination of the Lease, at Lessor's option (in accordance with Paragraph 7.4 of the Lease), all the Utility Installations associated with the Backup Generator (including but not limited to the generator itself (if owned by Lessee, rather than leased), pad, enclosure, electrical lines, etc.) shall, at Lessee's sole cost, either remain, or be removed, or Lessor may elect to retain certain parts but not all thereof. Any removal or restoration costs associated with these improvements will be paid for by the Lessee. If the Backup Generator Location is, as of the date hereof, occupied by another container, then Lessee shall arrange for and relocate said container to an alternate agreed upon location, at Lessee's cost. Lessee shall also arrange for and undertake any work needed to provide alternate or new access by DSM to the DSM generator if the current DSM access may be blocked by the Backup Generator. Any wiring from the Building Premises to the Backup Generator shall not be installed on the roof membrane of the intervening buildings, but shall either be attached inside the building's framing or on the side of the building. If other tenants are requested to provide access and move materials to provide such electrical access, then Lessee shall pay the costs incurred (if any) in connection with such moving of materials. Lessee shall coordinate the performance of its work with Lessor's property manager, who will assist in conjunction with contacting tenants or other such logistics.
6.Electric Service. Lessor consents to the proposed Utility Installations set forth in Exhibit I (the "Electric Upgrades") desired by Lessee, which include arranged for additional power (600A @ 480v 3ph (in addition to the 400A @ 480v 3ph currently provided)). All the Electric Upgrades work shall be at lessee's sole expense and performed by ICR Electrical Contractors in accordance with the specifications set forth in or referenced by Exhibit 1. Said upgrades shall be installed and maintained in accordance with all applicable law, including permit requirements. At the expiration or earlier termination of the Lease, at Lessor's option (in accordance with Paragraph 7.4 of the Lease), all the Utility Installations associated with the Electric Upgrades shall either remain, or be removed, or Lessor may elect to retain certain parts but not all thereof. Any removal or restoration costs associated with these improvements will be paid for by the Lessee. Lessee shall coordinate the performance of its work with Lessor's property manager, who will assist in conjunction with contacting tenants or other such logistics.
7.Building Structural Upgrades/Other Work. In the event, in connection with Lessee's installation or performance of Alterations, Trade Fixtures or Utility Installations, or as otherwise desired by Lessee, there arise the need (as a condition of issuance of a permit therefore or otherwise desired by Lessee) to undertake earthquake retrofit work to the Premises, then Lessee may, at Lessee's sole expense, elect to arrange for such work, the scope and design of which work, however, shall be subject to Lessor's advance, written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such work shall be undertaken in accordance with all applicable law, including permit requirements. Such structural upgrades shall not be required to be removed or restored at the end of the Lease. Lessor also expressly consents to the replacement of the north facing windows and the addition of a roll up door to the east side of the Building (both at Lessee's expense, as and if desired by Lessee).

8.Except as set forth above, all other terms and provisions of the Lease shall remain in full force and effect. No part of the Lease, including this Amendment No. 2, is intended to or shall be construed as establishing separate tenancies or separate lease agreements as to the specific property occupied by Lessee hereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 effective as of the date first above written.

LESSOR:			LESSEE:

TEMESCAL, L.P.			Rigetti & Co., Inc.,
A California limited partnership			a Delaware corporation

By:	Libitzky Development Corp.,		/s/ Chad Rigetti
	a California corporation		By:	Chad Rigetti
	Its: General Partner		Its:	CEO

/s/ Moses S. Libitzky
	By:	Moses S. Libitzky
	Its:	President

CONTRA COSTA INDUSTRIAL
PARK, Ltd., a California limited partnership

By:	Ziegler Development Corp.,
a California corporation, its
General Partner

/s/ Michael H. Ziegler
	By:	Michael H. Ziegler
	Its:	President

ICR

Electrical Contractors, Inc.

March 22, 2018
RIGETTI COMPUTING
775 Heinz Ave. – Berkeley CA
POWER DISTRIBUTION & STANDBY SUPPORT EQUIPMENT
Equipment Description	Manufacturer	Model ID Number	Qty.
2000A 480V 3ph 3w Utility Power Cable Transition Section	EATON Corporation	Quotation No. SF810213X8K4	Lot
1000A 480V 3ph 3w Utility Metering & Main Breaker Section	EATON Corporation	Quotation No. SF810213X8K4	Lot
1000A 480V 3ph 3w Breaker Distribution Panelboard MLO Cable Supplied Terminations	EATON Corporation	Quotation No. SF810213X8K4	Lot
Dist. Breakers Installed: 1-3pole 600A, 1- 3pole 125A, 6- 3pole 80A, 3- 3pole 20A, 1- 3pole 15A
1200A 120/208V 3ph 4w Breaker Distribution Panelboard 1200A Main Breaker	EATON Corporation	Quotation No. SF810213X8K4	Lot
Sub-Dist. Breakers Installed; 20-3pole 80A, 4- 3pole 40A, 1- 3polo 20A, 3- 2pole 50A, 16- 2pole 30A, 16- 1pole 40A, 17- 1pole 20A

500 KVA Transformer 480V 3ph - 208Y/120V 3ph 4w N1 Indoor Primary and Secondary Voltage Taps	EATON Corporation	MV48M28T55CU 3390 Ibs.	Lot

500 KVA UPS 480V 3ph 3w Sidecar Direct Cable Configuration Battery Rack. 40- 12VDC 900CA Lead Acid Wet Batteries DC Circuit Supply Fused Protection Disconnect	MITSUBISHI	9900B 500KVA UPS – 3605 Ibs. 31P###-##-#### Ibs.	1 1+ 40

700 ekW 875 kVA Diesel Engine Powered Generator Set Skid Mounted, Double-Containment Sub-Base Fuel Tank Sound Attenuated, Weather Protected 480V 3ph, Local & Remote Control Panels, Transfer Switch	CATERPILLAR	700ekW 875KVA 3412C TA 16,131 Ibs.	1

Exhibit 1    Page 1

2810 7th St.
815
813
809
745
765
793
RIGETTI - 775
HEINZ AVE.
BATTERY RACK
8ft. x 22ft.
min. 10ft H
ELECTRICAL ROOM
9900B
'UPS'
MDP
500
KVA
XFMR
ATS
LDP

SITE & ELECTRICAL ROOM DISTRIBUTION

RIGETTI COMPUTING - 775 HEINZ AVE., BERKELEY, CA.

ICR Industrial - Commercial Remediation Electrical, Inc.

Dwg. No. E-1

Exhibit 1    Page 2

DIESEL GENERATOR SET

STANDBY

700 ekW 875 kVA

60 Hz 1800 rpm 480 Volts

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Image shown may not reflect actual package.
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●
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FULL RANGE OF ATTACHMENTS ● Wide range of bolt-on system expansion attachments, factory designed and tested ● Flexible packaging options for easy and cost effective installation	CAT GENERATOR ● Designed to match the performance and output characteristics of Cat diesel engines ● Single point access to accessory connections ● UL 1446 recognized Class H insulation

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Exhibit 1    Page 3